EXHIBIT 1.01

POWER INTEGRATIONS, INC.
Conflict Minerals Report
For The Year Ended December 31, 2018

Introduction
This is the Conflict Minerals Report of Power Integrations, Inc. (“Power Integrations”) for the calendar year ended December 31, 2018, presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) Section 1502. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.
Company Overview
Power Integrations designs, develops and markets analog and mixed-signal integrated circuits (“ICs”); and other electronic components and circuitry used in high-voltage power conversion. Our products are used in power converters that convert electricity from a high-voltage source to the type of power required for a specified downstream use. In most cases this conversion entails, among other functions, converting alternating current (“AC”) to direct current (“DC”) or vice versa, reducing or increasing the voltage, and regulating the output voltage and/or current. In addition, we offer insulated-gate bipolar transistor (“IGBT”) drivers containing multiple ICs, electrical isolation components and other circuitry - used to operate arrays of high-voltage, high-power transistors. Power Integrations primarily relies on its contract manufacturers and direct suppliers for the manufacturing of its high-voltage analog integrated circuits, IGBT drivers and modules.
Conflict Minerals Policy
Power Integrations’ policy statement regarding conflict minerals has been made available on its website since March 2013. The policy in place during the reporting period was as follows:
On August 22, 2012, the SEC adopted the conflict minerals rule pursuant to Section 1502 of the Dodd-Frank Act, requiring all publicly traded companies to disclose the use of “conflict minerals” necessary to the functionality or production of their products manufactured or contracted to be manufactured.
The term “conflict minerals” refers to:

•	Coltan (columbite-tantalite) and its derivatives (Tantalum)

•	Cassiterite and its derivatives (Tin)

•	Wolframite and its derivatives (Tungsten)

•	Gold
that may or may not originate from the Democratic Republic of Congo (the “DRC”) or adjoining countries (the “Covered Countries”).
Power Integrations has considered the Rule’s requirements, related guidance from the Organization for Economic Cooperation and Development (“OECD”), the Responsible Business Alliance and the Global e-Sustainability Initiative and is committed to complying with this legislation.
Tantalum, tin, tungsten and gold, or 3TG, minerals are necessary to the functionality or production of the products contracted to manufacture by Power Integrations. However, Power Integrations does not purchase these minerals directly from the smelters or mines. Power Integrations relies on its manufacturing partners for the manufacturing of its products. The requirement to source such minerals from the list of conformant smelters and refiners per www.responsiblemineralsinitiative.org/conformant-smelter-refiner-lists has been communicated to all manufacturing partners including the direct suppliers and distributors through the use of the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template.

Power Integrations requires its manufacturing partners including the direct suppliers and distributors to have a purchasing policy/supplier selection program to ensure that all products manufactured or sold by Power Integrations that contain tantalum, tin, tungsten and gold are conflict-free or sourced from the list of conformant smelters and refiners.

CONFLICT MINERALS DISCLOSURE
Reasonable Country of Origin Inquiry
Products Containing Conflict Minerals:
Based upon Power Integrations’ internal assessment, the products we sell contain 3TG minerals. Tantalum may be present in some capacitors, high-power resistors and sensors used in IGBT drivers. Tin is used in solder paste, printed circuit board surface metallization and external lead plating. Tungsten is either used in via contacts, as a sputter target or in the gas tungsten hexafluoride during the manufacturing process, while gold is typically used for wire bonding that provides electrical connection between the silicon chip and the external leads of integrated circuits, for printed circuit board surface metallization, and in the plating for jumpers and connectors.
Inquiry Process:
Power Integrations has adopted the Conflict Minerals Reporting Template developed by the RMI. All contract manufacturers either receive and sign a “Manufacturing Partnership Manual” agreement that informs our suppliers about the conflict mineral requirements and /or the RMI Conflict Minerals Reporting Template. We send the RMI Conflict Minerals Reporting Template (“Supplier Survey”) to all contract manufacturers, Printed Circuit Board assembly suppliers and distributors, and resend it whenever there is a template revision.
Power Integrations performs the following related to the Supplier Surveys:

•	Evaluates the responses from the suppliers and provides training when necessary;

•	Compares the smelters and refiners identified by the direct suppliers against the reasonable country of origin (“RCOI”) list provided by the RMI’s independent third-party smelter audit program;

•
Reviews the Supplier Surveys for completeness and follows up on incomplete information or information that would lead us to believe material is not DRC conflict-free for all products except the IGBT Drivers;

•	Summarizes all responses into a Conflict Minerals Reporting Template; and

•	Conducts on-site audits of the responses from the suppliers against the responses from their suppliers and provides training where necessary for all products except the IGBT Drivers.
Results of Inquiry
As of the date of this filing, based on the RCOI responses and analysis of such responses, as it applies to the calendar year ended December 31, 2018, Power Integrations cannot ascertain the source mine and country of origin of all of the relevant conflict minerals or 3TG minerals and/or their derivatives that are necessary to the functionality or production of our products. Therefore, we have continued to proceed with additional due diligence procedures for the purpose of determining the status of our products as it pertains to the source and chain of custody of conflict minerals.
Due Diligence Measures
Power Integrations’ conflict minerals policy and the associated due-diligence program are based on the OECD five-step framework known as OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
The following steps outline the due diligence measures taken to determine the country of origin:

1.	Policy and Management System
Conflict Minerals Policy - The policy establishes Power Integrations’ expectations of its suppliers to source the required minerals from the list of conformant smelters and refiners that may be found at www.responsiblemineralsinitiative.org/conformant-smelter-refiner-lists. The policy resides on our website under “Operations and Sustainability” and can be accessed directly from http://www.power.com/products/product-documents/conflict-minerals-policy-statement/. The policy is periodically reviewed and updated, as necessary.

Management System - The Conflict Minerals policy is formally documented in Power Integrations’ Regulatory Compliance Policy. Direct suppliers (contract manufacturers) are required to provide information on the smelters or refiners in their supply chain using the RMI Conflict Minerals Reporting Template.

2.	Risk Assessment
Power Integrations adopted the Conflict Minerals Reporting Template developed by the RMI. Power Integrations’ quality assurance department:

•	Reviews and ascertains the products that contain 3TG minerals;

•	Identifies the direct suppliers that provide products containing conflict minerals;

•	Evaluates the responses via the Conflict Minerals Reporting Template from the suppliers for all products except the IGBT Drivers;

•	Compares the smelters and refiners identified by the direct suppliers against the smelter list provided by the Conflict Free Sourcing Initiative’s independent third party smelter audit program;

•	Summarizes all responses into a Conflict Minerals Reporting Template; and

•	Conducts on-site audits of the responses from the suppliers against the responses from their suppliers and provides training where necessary for all products except the IGBT Drivers.
Based on the results of this process, Power Integrations has been able to determine the smelters from which certain of its conflict minerals originate, which are listed at the end of this report under “Smelters Reported by the Direct Suppliers.” There are 149 Gold, 42 Tantalum, 84 Tin and 45 Tungsten smelters identified.

3.	Mitigate Risk
Power Integrations understands that the global supply chain of conflict minerals is complex and that disclosure of mineral sources is often considered confidential. To reduce potential supply chain risk, Power Integrations communicated the requirements of the Dodd-Frank Act to its direct suppliers, and required its direct suppliers to train their smelters and to recommend that their smelters and refiners participate in an independent assessment through the Responsible Minerals Assurance Process (“RMAP”).

4.	Audit of Smelters/Refiners
As a company member of RMI, Power Integrations leveraged the due diligence conducted on smelters and refiners by the RMAP. Efforts to determine mine or location of origin through RMI are described on the RMI website at www.responsiblemineralsinitiative.org.

5.	Report on Supply Chain Due Diligence
The Form SD Specialized Disclosure and the Conflict Minerals Report constitute Power Integrations’ annual report on its Conflict Minerals Due Diligence. The Form SD to which this report is attached as Exhibit 1.01 for the calendar year ended December 31, 2018 is filed with the SEC.
Additional Steps
Power Integrations maintains an ongoing effort to mitigate the risk that armed groups could benefit from our use of conflict minerals. Power Integrations continues to encourage its direct suppliers to train their smelters and to recommend that their smelters and refiners participate in an independent assessment through RMAP.
Limitations on Due Diligence
This Conflict Minerals Report is based on the due-diligence activities performed to date in good faith by Power Integrations and is based on the infrastructure and information available at the time of the filing of this report. There are factors that could affect the accuracy of the information. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Minerals	Smelter	Country	Smelter ID
Gold	Abington Reldan Metals, LLC	United States	CID002708
Gold	Advanced Chemical Company	United States	CID000015
Gold	African Gold Refinery	Uganda	CID003185
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold LLC	United Arab Emirates	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	CID000058
Gold	Argo-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	Canada	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation, Canada	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Daejin Indus Co., Ltd.	Republic of Korea	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH.	Germany	CID002867
Gold	DODUCO GmbH	Germany	CID000362
Gold	Dowa	Japan	CID000401
Gold	DS PRETECH Co., Ltd.	Republic of Korea	CID003195
Gold	DSC (Do Sung Corporation)	Republic of Korea	CID000359
Gold	Eco-System Recycling Co., Ltd.	Japan	CID000425
Gold	Elemetal Refining, LLC	United States	CID001322
Gold	Emirates Gold DMCC	UAE	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Geib Refining Corporation	United States	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	HeeSung Metal Ltd.	Republic of Korea	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	HwaSeong CJ Co. Ltd.	Republic of Korea	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Minerals	Smelter	Country	Smelter ID
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kaloti Precious Metals	UAE	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID00957
Gold	Kennecott Utah Copper LLC	United States	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Republic of Korea	CID002605
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L’azurde Company for Jewlery	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS-NIKKO Copper Inc.	Republic of Korea	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	United States	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	China	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID00161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Morris and Watson	New Zealand	CID002282
Gold	Morris and Watson Gold Coast	Australia	CID002886
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining & Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Republic of Korea	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	PAMP S.A.	Switzerland	CID001352
Gold	Pease & Curren	United States	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Minerals	Smelter	Country	Smelter ID
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	Remondis Argentia B.V.	Netherlands	CID002582
Gold	Republic Metals Corporation	United States	CID002510
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czech Republic	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Samduck Precious Metals	Republic of Korea	CID001555
Gold	Samwon Metals Corp.	Republic of Korea	CID001562
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777
Gold	Schone Edelmetaal B.V.	Netherland	CID001573
Gold	Sempsa Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiTech	Republic of Korea	CID002918
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	The Refinery of Shandong Gold Mining Co. Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Tony Goetz NV	Belgium	CID002587
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Republic of Korea	CID001955
Gold	Umicore Brasil Ltda.	Brazil	CID001977
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States	CID001993
Gold	Universal Precious Metals Refining Zambia	Zambia	CID002854
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint Trading as The Perth Mint	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Minerals	Smelter	Country	Smelter ID
Tantalum	Asaka Riken Co., Ltd.	Japan	CID002224
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	D Block Metals, LLC	United States	CID002504
Tantalum	Duoluoshan	China	CID000410
Tantalum	Exotech Inc.	United States	CID000456
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	H.C. Starck Inc.	United States	CID002548
Tantalum	H.C. Starck Ltd.	Japan	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	JiuJiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET Blue Metals	Mexico	CID002539
Tantalum	KEMET Blue Powder	United States	CID002568
Tantalum	LSM Brasil S.A.	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineraçao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Power Resources Ltd.	Macedonia	CID002847
Tantalum	QuantumClean	United States	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	CID001522
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	CID002307

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Minerals	Smelter	Country	Smelter ID
Tin	Alpha	United States	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID00228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	CID000278
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil	CID000295
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	CV Dua Sekawan	Indonesia	CID02592
Tin	CV Gita Pesona	Indonesia	CID000306
Tin	CV Tiga Sekawan	Indonesia	CID02593
Tin	CV United Smelting	Indonesia	CID000315
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Dowa	Japan	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Mineral	Vietnam	CID002572
Tin	EM Vinto	Bolivia	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848
Tin	Gejiu Jinye Mineral Company	China	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Huichang Jinshunda Tin Co. Ltd	China	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	CID000244
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Magnu’s Minerals Metals e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Melt Metals e Ligas S.A.	Brazil	CID002500
Tin	Metallic Resources, Inc.	United States	CID001142
Tin	Metallo Belgium N.V.	Belgium	CID002773
Tin	Metallo Spain S.L.U.	Spain	CID002774
Tin	Mineraçao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Operaciones Metalurgical S.A.	Bolivia	CID001337
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID 002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Bangka Prima Tin	Indonesia	CID002776

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Minerals	Smelter	Country	Smelter ID
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT DS Jaya Abadi	Indonesia	CID001434
Tin	PT Eunindo Usaha Mandiri	Indonesia	CID001438
Tin	PT Inti Stania Prima	Indonesia	CID002530
Tin	PT Karimun Mining	Indonesia	CID001448
Tin	PT Kijang Jaya Mandiri	Indonesia	CID002829
Tin	PT Lautan Harmonis Sejahtera	Indonesia	CID002870
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sukses Inti Makmur	Indonesia	CID02816
Tin	PT Sumber Jaya Indah	Indonesia	CID001471
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Resind Industria e Comercio Ltda..	Brazil	CID002706
Tin	Rui Da Hung	Taiwan	CID001539
Tin	Soft Metals Ltda.	Brazil	CID001758
Tin	Super Ligas	Brazil	CID002756
Tin	Thaisarco	Thailand	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	CID002574
Tin	White Solder Metalurgia e Mineraçao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-Ferrous Metal Co., Ltd.	China	CID002158
Tin	Yunnan Tin Company Limited	China	CID002180

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Minerals	Smelter	Country	Smelter ID
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	A.L.M.T. Tungsten Corp.	Japan	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Japan	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	CID002536
Tungsten	Global Tungsten & Powders Corp.	United States	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co., KG	Germany	CID002542
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd.	China	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	CID000769
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Kennametal Fallon	United States	CID000966
Tungsten	Kennametal Huntsville	United States	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Moliren Ltd	Russia Federation	CID002845
Tungsten	Niagara Refining LLC	United States	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing	Vietnam	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	CID001889
Tungsten	Unecha Refractory metals plant	Vietnam	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Russian Federation	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	Austria	CID002044
Tungsten	Woltech Korea Co., Ltd.	China	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095